EXHIBIT 10.6


                             The Canter Corporation


                              Consulting Agreement

Mr. Carl H. Canter, President
C Square Ventures, Inc.
551 N.W. 77th Street, Suite 109
Boca Raton, Florida  33487-1330

Dear Mr. Canter:

         This will confirm the terms under which you, Carl H. Canter, President of C Square Ventures, Inc. (the "Company") have engaged The Canter Corporation (the "Consultant") to provide business and financial consulting services in connection with your potential acquisition of ConSyGen, Inc. (the "Target"). The Canter Corporation shall provide advice and guidance upon request in connection with the foregoing transaction including:

     1. Assisting in the evaluation of the financial condition and reviewing the financial information supplied relating to the business and financial condition of the Target.

     2. Assisting management and counsel in the negotiation of the acquisition agreement.

     3. Assisting in working with the Company's counsel and auditors in conjunction with the preparation of any documentation in connection with the transaction referred to above.

     4.   Assisting management in its due diligence investigation of the Target.

         Upon completion of such acquisition Consultant shall be paid a fee of 400,000 free trading shares of the Company's common stock, such shares not being subject to the proposed reverse stock split of the Company's common stock. Such shares shall be registered under Form S-8 of the Securities Act of 1933. Notwithstanding such registration, Consultant agrees not to transfer such shares for a period following the completion of the acquisition determined by the Company but not to exceed a period of 60 days and the Company may legend or delay delivery of your stock certificate to assure compliance with such transfer restriction.

         The Company agrees that it will reimburse Consultant for actual travel and other out-of pocket expenses reasonably incurred in connection with the performances of services thereunder and which have been approved by the Company in advance in writing.

         If the foregoing accurately sets forth the full and complete terms of our agreement, please so confirm by signing in the place indicated below and returning to me at which time this shall constitute a legally binding agreement between you and The Canter Corporation

         The above is confirmed:                  Yours very truly,

         C Square Ventures, Inc.                  The Canter Corporation


         By:/s/Carl H. Canter                     By:/s/Carl H. Canter
            ----------------------------             ---------------------------
            Carl H. Canter, President                Carl H. Canter, President
Dated:   August 20, 1996